No. __________	180 Connect Inc.	__________ SHARES
Incorporated under the Laws of the State of Delaware

COMMON STOCK		Par Value $.0001 per share

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT ____________________________________________________________________________________________________________IS THE OWNER OF________________________________________________________________________________________ FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, WITH A PAR VALUE $.0001 PER SHARE, OF 180 CONNECT INC., a Delaware corporation (the “Corporation”),transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate if properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the seal of the Corporation and the facsimile signature of its duly authorized officers.

Dated: _________________________________, 200_

Secretary

Chief Executive Officer

Transfer Agent

180 Connect Inc. CORPORATE SEAL 2005 DELAWARE

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM TEN ENT JT TEN	as tenants in common tenants by the entireties as joint tenants with right of survivorship and not as tenants in common	Unif Gift Min Act - ________ Custodian ___________ (Cust) (Minor) Under Uniform Gifts to Minors Act: _____________________ (State)

Additional abbreviations may also be used though not in the above list.

180 Connect Inc.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights.

For Value Received, ___________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares of Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _________________ Attorney, to transfer the said shares of Common Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated _____________________________	By: _________________________
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By: ___________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).